Exhibit 99.1

Contact for OMAM: Dukas Linden PR Ted Smith; Shree Dhond omam@dlpr.com +1 212 704 7385	Contact for Landmark Partners: Emily-Jane Finigan emily-jane.finigan@landmarkpartners.com +1 212 468 5668

OMAM to Acquire Majority Interest in Landmark Partners

Industry Leader in Global Secondary Private Equity, Real Estate and Real Asset Investments Will Broaden and Diversify OMAM’s Portfolio

London - June 14, 2016 - OM Asset Management plc (NYSE: OMAM) today announced that it signed a definitive agreement to acquire a 60% equity interest in Landmark Partners, a leading, global secondary private equity, real estate and real asset investment firm. Under the terms of the purchase agreement, OMAM will pay approximately US$240 million in cash at closing with the potential for an additional payment based on the growth of the business through 2018. The overall investment is expected to result in a purchase multiple of 8-10x Economic Net Income (ENI)** generated by the Landmark transaction, prior to financing costs. OMAM intends to fund the closing payment using available capacity on its existing revolving credit facility or may seek alternative sources of debt financing depending on market conditions. OMAM expects the transaction to be up to 12% accretive to 2017 ENI per share. The transaction is expected to close in the third quarter of 2016.

“Landmark Partners has built a dominant position in the secondary private equity, real estate and real asset space, having delivered close to three decades of excellent results for their clients,” said James J. Ritchie, OMAM’s Chairman. “Landmark fits comprehensively into our stated acquisition strategy, providing a leading platform in an increasingly important asset class, leveraging the strength of our global distribution group, expanding our range of active strategies for investors, and further diversifying our earnings base by broadening our participation in alternative investment strategies.”

“Landmark is precisely the kind of industry leader with whom we seek to partner,” said Peter L. Bain, OMAM’s President and Chief Executive Officer. “The depth and breadth of their management team are exemplary and we look forward to collaborating with them to grow their existing product set and further diversify their business into emerging secondary asset classes. Our global distribution team is excited about bringing Landmark into certain domestic channels as well as new markets outside the U.S. Further, Landmark enhances the quality of our earnings through the stability of its committed capital-based revenue stream, and generates significant accretion to our ENI per share. In sum, we are delighted to partner with the team and look forward to working together to enhance the growth of their business.”

Landmark has a strong track record of successful innovation in secondary private investments. The firm expanded from private equity secondary investments to include real estate in 1996 and real assets in 2015. Landmark is distinguished by its long track record, proprietary transaction sourcing capabilities, and the competitive results it has generated for investors. Landmark has completed over 500 transactions with committed capital of US$15.5 billion since its founding in 1989, and has acquired interests in over 1,900 partnerships, managed by over 700 general partners. The firm is led by its Managing Partners, Francisco L. Borges and Timothy L. Haviland, with a senior team averaging 17 years of experience with Landmark. The firm’s 89-member team operates through locations in Boston, London, New York, and Simsbury, Connecticut. Landmark’s global client base includes institutional investors in the United States, Canada, the United Kingdom, continental Europe, the Middle East, Asia and South America.

“We are pleased to partner with OMAM,” said Francisco L. Borges, Managing Partner of Landmark. “OMAM’s partnership orientation combined with our management team’s retention of substantial equity in perpetuity, and ability to offer both growth capital and a strong, broad-based global distribution network were particularly attractive to us. We look forward to working with Peter and the team to continue to grow our business.”

Exhibit 99.1

Separately, in order to advance the ongoing separation of OMAM and Old Mutual plc, OMAM has negotiated an acceleration and subsequent termination of the Deferred Tax Asset Deed and Seed Capital Management Agreement with Old Mutual, the result of which is that OMAM’s ongoing liabilities to Old Mutual under both agreements shall be satisfied earlier than expected.

OMAM will host a conference call to discuss the transaction at 9:00 a.m. Eastern Time today. Participants may dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and use the Conference ID 30514227. A link to the live audio webcast will be available at http://ir.omam.com.  In addition, a copy of the presentation slides to be presented on the conference call are available at http://ir.omam.com.

About OMAM

OMAM is a global, multi-boutique asset management company with US$218 billion of assets under management as of March 31, 2016. Its diverse Affiliates offer leading, alpha generating investment products to investors around the world. OMAM’s partnership approach, which includes equity ownership at the Affiliate level and a profit sharing relationship between OMAM and its Affiliates, aligns the interests of OMAM and its Affiliates to work collaboratively in accelerating their growth. OMAM’s business model combines the investment talent, entrepreneurialism, focus and creativity of leading asset management boutiques with the resources and capabilities of a larger firm. For more information about OMAM, please visit OMAM’s website at www.omam.com.

About Landmark Partners

Landmark Partners specializes in secondary market transactions of private equity, real estate and real assets investments, with approximately US$15.5 billion of committed capital as of March 31, 2016. Founded in 1989, the firm has one of the longest track records in the industry and is a leading source of liquidity to owners of interests in real estate, real asset, venture, mezzanine and buyout limited partnerships. Landmark has completed over 500 transactions in more than 25 years and acquired interests in over 1,900 partnerships, managed by over 700 general partners. Landmark Partners has 89 professionals across four offices in Simsbury, Boston, New York and London.

Exhibit 99.1

Forward Looking Statements

This press release includes forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995, including information relating to anticipated growth in revenues, margins or earnings, anticipated changes in OMAM’s business, anticipated future performance of OMAM’s business, anticipated future investment performance of OMAM’s Affiliates, expected future net cash flows, anticipated expense levels, changes in expense, the expected effects of acquisitions and expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of OMAM is not a guarantee of future performance.  Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond OMAM’s control, including but not limited to those discussed above and elsewhere in this press release and in OMAM’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2016. Due to such risks and uncertainties and other factors, OMAM cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this press release and OMAM undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Distribution activities conducted by OMAM outside of the United States are centralized through OMAM International Limited ("OMAM International"), an indirect wholly owned subsidiary of OM Asset Management plc. OMAM International is authorized and regulated by the United Kingdom's Financial Conduct Authority with FCA register number 515302.

** This press release references a non-GAAP performance measure referred to as economic net income (“ENI”). OMAM uses ENI to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. OMAM’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.

For a further discussion of how OMAM uses ENI and why ENI is useful to investors, along with various U.S. GAAP to ENI reconciliations, refer to OMAM’s Quarterly Report on Form 10-Q filed on May 10, 2016 and Annual Report on Form 10-K filed on March 15, 2016.

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